    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2000.



                                                      REGISTRATION NO. 333-41552

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               TALITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                           NO. 7373                          77-0548279
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER IDENTIFICATION
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)                  NUMBER)

                         2655 SEELY AVENUE, BUILDING 9
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 943-1234
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ROBERT P. WIEDERHOLD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               TALITY CORPORATION
                         2655 SEELY AVENUE, BUILDING 9
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 943-1234
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

     GREGORY J. CONKLIN, ESQ.         R. L. SMITH MCKEITHEN, ESQ.            JOHN L. SAVVA, ESQ.
      LISA A. FONTENOT, ESQ.          CADENCE DESIGN SYSTEMS, INC.        KRISTEN SMITH DAYLEY, ESQ.
   GIBSON, DUNN & CRUTCHER LLP       2655 SEELY AVENUE, BUILDING 5           SULLIVAN & CROMWELL
      ONE MONTGOMERY STREET            SAN JOSE, CALIFORNIA 95134     1888 CENTURY PARK EAST, SUITE 2100
          TELESIS TOWER                                                 LOS ANGELES, CALIFORNIA 90067
 SAN FRANCISCO, CALIFORNIA 94104

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                                 PROPOSED MAXIMUM AGGREGATE                AMOUNT OF
SECURITIES TO BE REGISTERED                                 OFFERING PRICE(1)               REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.001 per share....           $175,950,000                        $46,451
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This registration statement being filed with the Securities and Exchange Commission relates to the initial public offering of Class A Common Stock, $0.001 par value per share, of Tality Corporation contemplated by a registration statement (File No. 333-41552) that was filed with the Securities and Exchange Commission on July 17, 2000, and is filed in order to submit certain exhibits to the prior registration statement as set forth below.



EXHIBITS



     The following exhibits are filed herewith:



EXHIBIT
NUMBER                            EXHIBIT TITLE
-------                           -------------
 3.2       Form of Restated Certificate of Incorporation of the
           Registrant to be in effect prior to the completion of the
           offering.
10.1       Form of Agreement of Limited Partnership of Tality, LP,
           between the Registrant and Cadence Holdings, Inc.
10.3       Tality Corporation 2000 Equity Incentive Plan.
10.4       Tality Corporation 2000 Broad Based Equity Incentive Plan.
10.5       Form of Indemnity Agreement between the Registrant and its directors and executive officers.
10.7       Form of General Assignment and Assumption Agreement between the Registrant, Cadence, Cadence Holdings, Inc. and Tality,
           LP.
10.11      Form of Real Estate Matters Agreement by and among the
           Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.12      Form of Master Confidentiality Agreement by and among the
           Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.18      Form of Amended and Restated Master Separation Agreement by
           and among the Registrant, Cadence, Cadence Holdings, Inc.
           and Tality, LP.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with this offering. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........  $   46,451
NASD fee....................................................      18,095
Nasdaq National Market listing fee..........................      95,000
Printing and engraving costs................................     230,000
Legal fees and expenses.....................................   1,700,000
Accounting fees and expenses................................     650,000
Blue Sky qualification fees and expenses....................      25,000
Transfer agent and registrar fees and expenses..............       5,000
Miscellaneous...............................................       5,454
                                                              ----------
Total.......................................................  $2,775,000
                                                              ==========

---------------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Article VII of the Bylaws provide that all persons whom the Registrant is empowered to indemnify pursuant to Delaware General Corporation Law shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any statute, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of Section 174 of the Delaware General Corporation law or (iv) any transaction from which the director derived an improper personal benefit.

     All of Tality's directors and officers will be covered by insurance policies maintained by Tality against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, the Registrant has entered into indemnity agreements with its directors and executive officers (a form of which is filed as Exhibit 10.5 to this Registration Statement) that obligate the Registrant to indemnify such directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law.

     Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriters agree to indemnify the directors and certain officers of the Registrant and certain other persons in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     In connection with its incorporation and organization, on July 13, 2000, Tality Corporation issued 2,150,000 shares of Class A common stock and one share of Class B common stock to Cadence for an aggregate of $13,437,500. Tality Corporation believes that this issuance was exempt from registration under
Section 4(2) of the Securities Act as a transaction not involving any public offering.


     During July 2000, Tality Corporation granted options to Cadence to purchase
up to        shares of Tality Corporation's Class A common stock under Tality
Corporation's stock option plan at a weighted average exercise price of $6.25 per share. Cadence subsequently transferred the options to its employees involved primarily in the electronics design services business. These grants were exempt from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering and issuances to Cadence employees pursuant to Rule 701 under the Securities Act.

     During July 2000, Tality Corporation granted options to two employees of Cadence involved primarily in the electronics design services business. These grants were exempt from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

ITEM 16. EXHIBITS

(a) Exhibits


EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
1.1*      Form of Underwriting Agreement.
3.1*      Certificate of Incorporation of the Registrant.
3.2       Form of Restated Certificate of Incorporation of the
          Registrant to be in effect prior to completion of the
          offering.
3.3*      Bylaws of the Registrant.
4.1*      Specimen form of Registrant's common stock certificate.
5.1+      Opinion of Gibson, Dunn & Crutcher LLP.
10.1      Form of Agreement of Limited Partnership of Tality, LP,
          between the Registrant and Cadence Holdings, Inc.
10.2*     Master Separation Agreement dated as of July 14, 2000,
          between the Registrant, Cadence Design Systems, Inc.
          ("Cadence") and Cadence Holdings, Inc.
10.3      Tality Corporation 2000 Equity Incentive Plan.
10.4      Tality Corporation 2000 Broad Based Equity Incentive Plan.
10.5      Form of Indemnity Agreement between the Registrant and its directors and executive officers.
10.6*     Employment Agreement between the Registrant and Robert P.
          Wiederhold dated as of July 14, 2000.
10.7      Form of General Assignment and Assumption Agreement by and
          among the Registrant, Cadence, Cadence Holdings, Inc. and
          Tality, LP.
10.8+     Form of Master Intellectual Property Ownership and License
          Agreement by and among the Registrant, Cadence, Cadence
          Holdings, Inc. and Tality, LP.
10.9+     Form of Employee Matters Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.10+    Form of Master Corporate Services Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.11     Form of Real Estate Matters Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.12     Form of Master Confidentiality Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.13+    Form of Indemnification and Insurance Matters Agreement by
          and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
10.14+    Form of EDA Tools Agreement between the Registrant and
          Cadence.
10.15+    Form of Joint Technology Development and Support Agreement
          by and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.

EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
10.16+    Form of Joint Sales Agreement by and among the Registrant,
          Cadence, Cadence Holdings, Inc. and Tality, LP.
10.17+    Form of Asset Purchase Agreement between Cadence, Cadence
          Technology Limited and Cadence Holdings, Inc.
10.18**   Form of Amended and Restated Master Separation Agreement by
          and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
21.1*     Subsidiaries of the Registrant.
23.1+     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1).
23.2*     Consent of Arthur Andersen LLP.
23.3*     Consent of Deloitte & Touche LLP.
24.1*     Power of Attorney (included on the signature page to this
          Registration Statement, see page II-5).
27.1*     Financial Data Schedule.


---------------
 +   To be filed by amendment.


  *  Previously filed.


 ** Confidential treatment request as to certain portions of exhibit. Unredacted versions of this exhibit have been filed separately with the Securities and Exchange Commission.

(b)  Financial Statement Schedule

     Other financial statement schedules have been omitted because the information called for is not required or is shown either in our consolidated financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes the following:

         (i) The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (ii) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation, the Registrant's Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (iii) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act is part of this Registration Statement as of the time it was declared effective.

         (iv) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 4th day of August, 2000.


                                          TALITY CORPORATION


                                          By:  /s/ ROBERT P. WIEDERHOLD*

                                          --------------------------------------
                                                   Robert P. Wiederhold
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
              /s/ ROBERT P. WIEDERHOLD*                President and Chief Executive   August 4, 2000
-----------------------------------------------------   Officer; Director (Principal
                Robert P. Wiederhold                         Executive Officer)

                  /s/ DUANE W. BELL                     Senior Vice President, Chief   August 4, 2000
-----------------------------------------------------      Financial Officer and
                    Duane W. Bell                      Secretary (Principal Financial
                                                           Officer and Principal
                                                            Accounting Officer)

               /s/ H. RAYMOND BINGHAM*                            Director             August 4, 2000
-----------------------------------------------------
                 H. Raymond Bingham

                /s/ RONALD R. BARRIS*                             Director             August 4, 2000
-----------------------------------------------------
                  Ronald R. Barris

               *By: /s/ DUANE W. BELL                                                  August 4, 2000
  ------------------------------------------------
                    Duane W. Bell
                  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
1.1*      Form of Underwriting Agreement.
3.1*      Certificate of Incorporation of the Registrant.
3.2       Form of Restated Certificate of Incorporation of the
          Registrant to be in effect prior to completion of the
          offering.
3.3*      Bylaws of the Registrant.
4.1*      Specimen form of Registrant's common stock certificate.
5.1+      Opinion of Gibson, Dunn & Crutcher LLP.
10.1      Form of Agreement of Limited Partnership of Tality, LP,
          between the Registrant and Cadence Holdings, Inc.
10.2*     Master Separation Agreement dated as of July 14, 2000,
          between the Registrant, Cadence Design Systems, Inc.
          ("Cadence") and Cadence Holdings, Inc.
10.3      Tality Corporation 2000 Equity Incentive Plan.
10.4      Tality Corporation 2000 Broad Based Equity Incentive Plan.
10.5      Form of Indemnity Agreement between the Registrant and its directors and executive officers.
10.6*     Employment Agreement between the Registrant and Robert P.
          Wiederhold dated as of July 14, 2000.
10.7      Form of General Assignment and Assumption Agreement by and
          among the Registrant, Cadence, Cadence Holdings, Inc. and
          Tality, LP.
10.8+     Form of Master Intellectual Property Ownership and License
          Agreement by and among the Registrant, Cadence, Cadence
          Holdings, Inc. and Tality, LP.
10.9+     Form of Employee Matters Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.10+    Form of Master Corporate Services Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.11     Form of Real Estate Matters Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.12     Form of Master Confidentiality Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.13+    Form of Indemnification and Insurance Matters Agreement by
          and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
10.14+    Form of EDA Tools Agreement between the Registrant and
          Cadence.
10.15+    Form of Joint Technology Development and Support Agreement
          by and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
10.16+    Form of Joint Sales Agreement by and among the Registrant,
          Cadence, Cadence Holdings, Inc. and Tality, LP.
10.17+    Form of Asset Purchase Agreement between Cadence, Cadence
          Technology Limited and Cadence Holdings, Inc.
10.18**   Form of Amended and Restated Master Separation Agreement by
          and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
21.1*     Subsidiaries of the Registrant.
23.1+     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1).
23.2*     Consent of Arthur Andersen LLP.
23.3*     Consent of Deloitte & Touche LLP.
24.1*     Power of Attorney (included on the signature page to this
          Registration Statement, see page II-5).
27.1*     Financial Data Schedule.


---------------
 +   To be filed by amendment.


  *  Previously filed.


 ** Confidential treatment request as to certain portions of exhibit. Unredacted versions of this exhibit have been filed separately with the Securities and Exchange Commission.


(b)  Financial Statement Schedule


     Other financial statement schedules have been omitted because the information called for is not required or is shown either in our consolidated financial statements or the notes thereto.